EXHIBIT 10.2

                                  FORM OF NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS AND RESTRICTIONS SPECIFIED IN THE NOTE PURCHASE AND SECURITY AGREEMENT DATED AS OF MARCH 7, 2003 BY AND AMONG THE COMPANY AND THE PURCHASERS PARTY THERETO. EACH HOLDER HEREOF BY VIRTUE OF HOLDING THIS NOTE, SHALL COMPLY WITH, AND BE DEEMED TO HAVE AGREED TO COMPLY WITH SUCH CONDITIONS AND RESTRICTIONS.


                               PERFECT LINE, INC.

                    SECURED BRIDGE NOTE DUE DECEMBER 31, 2003

No. ___                                                   Issued: March 7, 2003
                                                     Matures: December 31, 2003


     FOR VALUE RECEIVED, the undersigned, PERFECT LINE, INC., an Indiana corporation (the "Company"), hereby promises to pay to _______________________________ (the "Holder") or assigns, the principal sum of
_________________________ DOLLARS of the United States of America on December 31, 2003 (minus any portion of such principal amount prepaid prior to such date), together with interest on the unpaid principal balance existing from time to time prior to maturity at a per month rate equal to One Percent (1.0%), together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment hereof and without relief from valuation and appraisement laws. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement referenced below.

     Such interest shall be paid on actual daily balances of outstanding principal for the exact number of days such principal remains outstanding and shall be computed on the basis of a thirty (30) day month unless the month has thirty-one (31) days in which case it will be computed on the basis of a thirty-one day month.

     Principal and interest under this Note shall be due and payable as follows:

     1. Interest on the unpaid principal balance under this Note shall be due and payable in arrears on the first business day of each month, commencing April 1, 2003; and

     2. the entire unpaid balance of principal and all accrued and unpaid interest, shall be due and payable on December 31, 2003.

     If any installment of principal or interest under this Note is payable on a day other than a business day, the maturity of such installment shall be extended to the next succeeding business day, but interest shall be payable during such extension of maturity.

     Maker may prepay the principal amount of this Note, in whole or in part, at any time and from time to time, without premium or penalty.

     Payments of principal of, and interest on this Note are to be made in lawful money of the United States of America at ___________________________, or such other place as the Holder may designate in writing.

     This Note is one of the Notes (the "Notes") issued pursuant to the Note Purchase and Security Agreement, dated as of March 7, 2003 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the several Purchasers named therein and is entitled to the benefits thereof including the grant of a security interest in certain assets of the Company pursuant to
Article 9 of the Note Purchase Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations and agreements set forth in Section 5.2 and 5.4 of the Note Purchase Agreement.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, and with the effect provided in the Note Purchase Agreement.

     The Company and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive presentment for payment, notice of dishonor, protest, notice of protest, and notice of nonpayment of this Note and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note is hereby waived.

     This Note and the Note Purchase Agreement and all issues hereunder and thereunder shall be governed by and construed in accordance with the internal laws of the State of Indiana


                               PERFECT LINE, INC.


                               By : ___________________________
                                    William R. Donaldson
                                    Chairman and Chief Executive Officer



     For good and valuable consideration received, and in consideration of all loans, advances or other financial accommodations made or afforded to Perfect Line, Inc. by the holder of this Note pursuant to this Note and the Note Purchase Agreement (collectively, the "Obligations"), the undersigned hereby absolutely and unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise.



                             INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.



                             By:
                                 -----------------------------------------
                                 William R. Donaldson
                                 Chairman and Chief Executive Officer

                                  FORM OF NOTE

                      SCHEDULE IDENTIFYING MATERIAL DETAILS


        Note No.         Amount             Holder
        --------         ------             ------
           1            $500,000            Ropart Asset Management Fund, LLC
           2            $100,000            Tampa Bay Financial, Inc.
           3            $50,000             William R. Donaldson
           4            $50,000             Erik Risman